Exhibit 99.1
Contact:
Victor Chynoweth
Vice President, Finance
714-481-7828
vchynoweth@mti.com
MTI TECHNOLOGY ANNOUNCES AGREEMENT TO RAISE $20 MILLION
THROUGH PRIVATE PLACEMENT LED BY ADVENT INTERNATIONAL
TUSTIN, CA, August 22, 2005 – MTI Technology Corporation (Nasdaq/SCM: MTIC), a leading multi-national storage solutions and services company, today announced that it has agreed, subject to stockholder approval and other customary closing conditions, to raise $20 million in a private placement equity financing transaction led by Advent International. In connection with the financing, MTI has agreed to issue $20 million of Series B Convertible Preferred Stock priced at the lower of $19.50 or ten times 90% of the average closing price of the MTI’s common stock during the 15 trading days prior to (but not including) the transaction closing date. Each share of Series B Convertible Preferred Stock will initially be convertible into 10 shares of common stock. MTI will also issue to the purchasers warrants to purchase common shares equivalent to 37.5% of the number of common shares into which the Series B Convertible Preferred Stock is initially convertible.
MTI intends to use the net proceeds from the proposed offering to support operations, growth and other general corporate purposes.
“We are very pleased with Advent’s continued support of MTI and we look forward to strengthening an already strong partnership,” said Thomas P. Raimondi, President and CEO of MTI. “With Advent’s continued strategic and financial support, we believe we are well positioned to focus on improving the financial metrics of our business within our growth strategy, and ultimately, driving shareholder value.”
“In making an additional investment, Advent International is enthusiastic about enhancing our stake and furthering our commitment to MTI,” said Michael Pehl, head of Advent International’s technology venture group and a member of the MTI board of directors. “We are quite pleased with the growth MTI has achieved, we believe in the Company’s long-term strategic direction, and I personally look forward to working with management as the Company continues to execute.”
The securities to be issued in the private placement have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration under the Securities Act and applicable state securities laws or an applicable exemption from those registration requirements. This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities of MTI. For additional information about the private placement, please refer to MTI’s Current Report on Form 8-K filed on the date hereof with the Securities and Exchange Commission.

About MTI Technology
MTI is a leading multi-national provider of professional services and comprehensive data storage solutions for mid-size to large organizations. With more than 20 years of expertise as a storage technology innovator, MTI is uniquely qualified to assess, design, implement and support whole-office data storage and backup initiatives. As a strategic partner of EMC (NYSE: EMC), MTI offers the best data storage, protection and management solutions available today. By employing a strategic, consultative approach, MTI provides customers with a single point of contact that eliminates complexities while delivering operational efficiencies and competitive advantages. MTI currently serves more than 3,000 customers throughout North America and Europe. Visit www.mti.com for more information.
MTI is a registered trademark of MTI Technology Corporation.
About Advent International
Advent International is one of the world’s largest private equity firms, with $6 billion in cumulative capital raised and offices in 13 countries across North America, Europe, Latin America and Asia Pacific. Since its founding in 1984, Advent has been committed to helping management teams build successful businesses by applying its industry expertise, international resources and local market knowledge. Over 130 of Advent’s portfolio companies have completed IPOs on major stock exchanges worldwide. Its portfolio companies have raised more than $10 billion through public equity and debt offerings. Advent International has been investing in information technology and software companies for 18 years and has completed over 80 investments in the sector worldwide. Investments include RedPrairie Corp., Aspen Technology Inc. (Nasdaq: AZPN), Precise Software Solutions Inc. (IPO on Nasdaq, subsequently acquired by Veritas Software Corp.), PaySys International Inc. (acquired by First Data Corp.), BMC Software Inc. (NYSE: BMC), and Lightbridge Inc. (Nasdaq: LTBG). For more information, visit www.adventinternational.com.
Safe Harbor Statement
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements include information regarding the MTI’s expectations, goals or intentions regarding the future, including but not limited to statements regarding MTI’s proposed securities offering; its intended use of the net proceeds from the proposed offering; its future relationships with the purchasers in the proposed offering; and its beliefs regarding its growth, financial metrics and future shareholder value. Actual results may differ materially from those described in any forward-looking statement. Important factors that may cause actual results to differ include general economic conditions, competition, failure to receive stockholder approval of the proposed securities offering, and other factors set forth in the Company’s periodic filings with the U.S. Securities and Exchange Commission, including its Form 10-K for the year ended April 2, 2005. All forward-looking statements speak as of the date made, and MTI undertakes no obligation to update any such statements.